Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes Oxley Act of 2002

I, Christopher R. Gardner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that the Quarterly Report of Vitesse Semiconductor Corporation on Form 10-Q for the three and six months ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Vitesse Semiconductor Corporation.

May 5, 2011

	By:	/s/ CHRISTOPHER R. GARDNER
Christopher R. Gardner
Chief Executive Officer

I, Richard C. Yonker, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that the Quarterly Report of Vitesse Semiconductor Corporation on Form 10-Q for the three and six months ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Vitesse Semiconductor Corporation.

May 5, 2011

	By:	/S/ RICHARD C. YONKER
Richard C. Yonker
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Vitesse Semiconductor Corporation and will be retained by Vitesse Semiconductor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.